Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


                                                           Jurisdiction
                                                                f
Name                                                       Incorporation



General Physics Corporation                                Delaware

SGLG, Inc.*                                                Delaware

MXL Industries, Inc.                                       Delaware





























*Less than 100% owned by the Registrant